                                                                  EXHIBIT 10.10

                                                             * CONFIDENTIAL *
                                                            TREATMENT REQUESTED


                         LICENSE AND ROYALTY AGREEMENT


         This LICENSE AND ROYALTY AGREEMENT (the "Agreement") is entered into as of May 3, 1995 (the "Effective Date") by and between PFIZER INC, a Delaware corporation, having an office at 235 East 42nd Street, New York, NY 10017 and its Affiliates ("Pfizer") and IMMUSOL INCORPORATED ("Immusol"), a California corporation, having an office at 3050 Science Park Road, La Jolla, California 92121.

         WHEREAS, Pfizer desires to obtain an exclusive license and sublicense to Immusol's right, title and interest in the Patent Rights so that Pfizer can manufacture, use and sell the Licensed Products; and

         WHEREAS, Immusol is willing to grant such license and sublicense;

         Therefore, in consideration of the mutual covenants and promises set forth in this Agreement, the parties agree as follows:

1.       Definitions.

         The capitalized terms used in this Agreement and not defined elsewhere in it shall have the meanings specified for such terms in this Section 1 and in the Research Agreement.

         1.1 "Research Agreement" means the Collaborative Research Agreement between Pfizer and Immusol effective May 3, 1995.

         1.2 "Net Sales" means the gross amount invoiced by Pfizer and any sublicensee of Pfizer for sales to a third party or parties of Licensed Products, less normal and customary trade discounts actually allowed, rebates, returns, credits, taxes the legal incidence of which is on the purchaser and separately shown on Pfizer's or any sublicensee of Pfizer's invoices and transportation, insurance and postage charges, if prepaid by Pfizer or any sublicensee of Pfizer and billed on Pfizer's or any sublicensee of Pfizer's invoices as a separate item.

         1.3 "Licensed Product" means any Product, *____________________*, the manufacture, use or sale of which is covered by Patent Rights or would infringe the Patent Rights in the absence of a license or sublicense or employs Immusol Technology, Pfizer Technology or Joint Technology in its manufacture.


2.       Grant of License, Term, Rights and Obligations.


Certain confidential portions of this Exhibit were omitted by means of blackout of the text (the "Mark"). This Exhibit has been filed separately with the Secretary of the Commission without the Mark pursuant to the Company's Application Requesting Confidential Treatment under Rule 406 under the Securities Act.

                                                             * CONFIDENTIAL *
                                                            TREATMENT REQUESTED


         2.1 License Granted to Pfizer under the Patent Rights. Subject to the terms and conditions of this Agreement, Immusol grants to Pfizer the exclusive, worldwide license or sublicense, as the case may be, including the right to grant sublicenses, to manufacture, use and sell Licensed Products in the Area under all Immusol's right, title and interest in the Patent Rights (the "License").

         2.2 Term of License Grant and Payment of Royalties. Unless terminated earlier as provided below, the License shall commence on the Effective Date and shall terminate on a country-by-country basis on the expiration of the last to expire of the Patent Rights in each such country.

          2.3    Pfizer Obligations.

                 2.3.1 Pfizer shall use reasonably diligent efforts to exploit Licensed Products commercially, including conducting clinical trials and obtaining regulatory approvals at its sole expense. Immusol may offer advice and assistance in the conduct of clinical trials.

                 2.3.2 If Pfizer grants a sublicense pursuant to Section 2, Pfizer shall guarantee that any sublicensee fulfills all of Pfizer's obligations under this Agreement; provided, however, that Pfizer shall not be relieved of its obligations pursuant to this Agreement. Pfizer shall provide Immusol a copy of any such sublicense promptly following execution thereof.

         2.4 Technical Assistance. Immusol shall provide to Pfizer or any sublicensee of Pfizer, at Pfizer's request and expense, any technical assistance reasonably necessary to enable Pfizer or such sublicensee to manufacture, use or sell each Licensed Product and to enjoy fully all the rights granted to Pfizer pursuant to this Agreement; provided, however, that Immusol is reasonably capable of providing that assistance, such assistance shall be provided at mutually convenient times and locations, and such assistance is requested during the term of the Research Agreement or within a reasonable period after its termination.

         2.5     *______________________*




Certain confidential portions of this Exhibit were omitted by means of blackout of the text (the "Mark"). This Exhibit has been filed separately with the Secretary of the Commission without the Mark pursuant to the Company's Application Requesting Confidential Treatment under Rule 406 under the Securities Act.

                                                             * CONFIDENTIAL *
                                                            TREATMENT REQUESTED


         2.6     *_________________*


         2.7     *_________________*


Certain confidential portions of this Exhibit were omitted by means of blackout of the text (the "Mark"). This Exhibit has been filed separately with the Secretary of the Commission without the Mark pursuant to the Company's Application Requesting Confidential Treatment under Rule 406 under the Securities Act.

                                                             * CONFIDENTIAL *
                                                            TREATMENT REQUESTED



          2.8    *________________*


3. Royalties, Payments of Royalties, Accounting for Royalties, Records, Milestone Payments.

         3.1 Patent Rights. Pfizer shall pay Immusol a royalty based on the Net Sales of each Licensed Product. Such royalty shall be paid with respect to each country of the world from the date of the first commercial sale (the date of the invoice of Pfizer or any sublicensee of Pfizer with respect to such sale) of such Licensed Product in each such country until the expiration of the last Patent Right to expire with respect to each such country and each such Licensed Product.

         3.2     Royalty Rates.

                 3.2.1 Pfizer shall pay Immusol a royalty for the sale of each Licensed Product under Section 2.1 as set forth in Sections 3.2.2, 3.2.3 and 3.2.4.

                 3.2.2    *________________*


Certain confidential portions of this Exhibit were omitted by means of blackout of the text (the "Mark"). This Exhibit has been filed separately with the Secretary of the Commission without the Mark pursuant to the Company's Application Requesting Confidential Treatment under Rule 406 under the Securities Act.

                                                             * CONFIDENTIAL *
                                                            TREATMENT REQUESTED



         3.4 Payment Dates. Royalties shall be paid by Pfizer on Net Sales within *______________* after the end of each calendar quarter in which such Net Sales are made. Such payments shall be accompanied by a statement showing the Net Sales of each Licensed Product by Pfizer and any sublicensee of Pfizer in each country, the applicable royalty rate for such Licensed Product, and a calculation of the amount of royalty due.

         3.5 Accounting. The Net Sales used for computing the royalties payable to Immusol by Pfizer shall be computed and paid in U.S. dollars by wire transfer to an account designated by Immusol or other mutually acceptable means. For purposes of determining the amount of royalties due, the amount of Net Sales in any foreign currency shall be computed by (a) converting such amount into dollars at the prevailing commercial


Certain confidential portions of this Exhibit were omitted by means of blackout of the text (the "Mark"). This Exhibit has been filed separately with the Secretary of the Commission without the Mark pursuant to the Company's Application Requesting Confidential Treatment under Rule 406 under the Securities Act.

                                                             * CONFIDENTIAL *
                                                            TREATMENT REQUESTED

rate of exchange for purchasing dollars with such foreign currency as quoted by Citibank in New York on the last business day of the calendar quarter for which the relevant royalty payment is to be made by Pfizer and (b) deducting the amount of any governmental tax, duty, charge, or other fee actually paid in respect of such conversion into, and remittance of dollars.

         3.6 Records. Pfizer shall keep for three (3) years from the date of each payment of royalties complete and accurate records of sales by Pfizer of each Licensed Product in sufficient detail to allow the accruing royalties to be determined accurately. Immusol shall have the right for a period of three (3) years after receiving any report or statement with respect to royalties due and payable to appoint at its expense an independent certified public accountant reasonably acceptable to Pfizer to inspect the relevant records of Pfizer to verify such report or statement. Pfizer shall make its records available for inspection by such independent certified public accountant during regular business hours at such place or places where such records are customarily kept, upon reasonable notice from Immusol, to verify the accuracy of the reports and payments. Such inspection right shall not be exercised more than once in any calendar year nor more than once with respect to sales in any given period. Immusol agrees to hold in strict confidence all information concerning royalty payments and reports, and all information learned in the course of any audit or inspection. The failure of Immusol to request verification of any report or statement during said three-year period shall be considered acceptance of the accuracy of such report, and Pfizer shall have no obligation to maintain records pertaining to such report or statement beyond said three-year period. The results of each inspection, if any, shall be binding on both parties. *_________________*.

         3.7 Milestone Payments. Pfizer shall pay Immusol, within *______* of the completion of each respective event set forth below ("Event"), the payment listed opposite that Event. Payments shall be made in U.S. dollars by wire transfer or other mutually acceptable means. *____________*




Certain confidential portions of this Exhibit were omitted by means of blackout of the text (the "Mark"). This Exhibit has been filed separately with the Secretary of the Commission without the Mark pursuant to the Company's Application Requesting Confidential Treatment under Rule 406 under the Securities Act.

                                                             * CONFIDENTIAL *
                                                            TREATMENT REQUESTED

4.       Legal Action.

          4.1 Actual or Threatened Disclosure or Infringement. When information comes to the attention of Pfizer to the effect that any Patent Rights relating to a Licensed Product have been or are threatened to be unlawfully infringed in the Area. Pfizer shall promptly notify Immusol and Pfizer shall have the right (subject in the case of Patent Rights within the scope of Section 1.15(a) of the Research Agreement, to the UC License Agreement), at Pfizer's expense, to take such action as it may deem necessary to prosecute or prevent such unlawful infringement, including the right to bring or defend any suit, action or proceeding involving any such infringement. Pfizer shall notify Immusol promptly of the receipt of any such information and of the commencement of any such suit, action or proceeding. If Pfizer determines that it is necessary or desirable for Immusol to join any such suit, action or proceeding, Immusol shall, at Pfizer's expense, execute all papers and perform such other acts as may be reasonably required to permit Pfizer to act in Immusol's name and Pfizer shall hold Immusol free, clear harmless from any and all costs and expenses of such litigation, including attorneys fees.
If Pfizer determines that it is necessary or desirable for the University of California to join in any such suit, action, or proceeding, Immusol shall, at Pfizer's expense, join Pfizer in requesting that the University, at Pfizer's expense, execute all papers and perform such other acts as may be reasonably required to permit Pfizer to act in the University of California's name. If Pfizer brings a suit, it shall have the right first to reimburse itself out of any sums recovered in such suit or in its settlement for all costs and expenses, including attorney's fees, related to such suit or settlement, and subject to the terms and conditions of Article 17 of the UC License Agreement, *_________________________* of any funds that shall remain from said recovery shall be paid to Immusol or to the University of California or both, as the case may be, and the balance of such funds shall be retained by Pfizer. If Pfizer does not, within one hundred twenty (120) days after giving notice to Immusol of the above-described information, notify Immusol of Pfizer's intent to bring suit against any infringer, Immusol shall have the right to bring suit for such alleged infringement, but it shall not be obligated to do so, and may join Pfizer as party plaintiff, if appropriate, in which event Immusol shall hold Pfizer free, clear and harmless from any and all costs and expenses of such litigation, including attorney's fees, and any sums recovered in any such suit or in its settlement shall belong to Immusol.




Certain confidential portions of this Exhibit were omitted by means of blackout of the text (the "Mark"). This Exhibit has been filed separately with the Secretary of the Commission without the Mark pursuant to the Company's Application Requesting Confidential Treatment under Rule 406 under the Securities Act.

                                                             * CONFIDENTIAL *
                                                            TREATMENT REQUESTED

However, *________________________* of any such sums received by Immusol, after deduction of all costs and expenses related to such suit or settlement, including attorney's fees paid, shall be paid to Pfizer; provided, Immusol shall have no obligation to pay Pfizer any amount recovered in any action which does not relate to an infringement of the Patent Rights in the Area. Each party shall always have the right to be represented by counsel of its own selection and at its own expense in any suit instituted by the other for infringement under the terms of this Section. If Pfizer lacks standing and Immusol or the University of California has standing to bring any such suit, action or proceeding, then Immusol shall do so or shall join Pfizer in requesting that the University do so at the request of Pfizer and at Pfizer's expense.

         4.2 Defense of Infringement Claims. Immusol will cooperate with Pfizer at Pfizer's expense in the defense of any suit, action or proceeding against Pfizer or any sublicensee of Pfizer alleging the infringement of the intellectual property rights of a third party by reason of the manufacture, use or sale of the Licensed Product. Pfizer shall give Immusol prompt written notice of the commencement of any such suit, action or proceeding or claim of infringement and will furnish Immusol a copy of each communication relating to the alleged infringement. Immusol shall give to Pfizer all authority (including the right to exclusive control of the defense of any such suit, action or proceeding and the exclusive right after consultation with Immusol, to compromise, litigate, settle or otherwise dispose of any such suit, action or proceeding), information and assistance necessary to defend or settle any such suit, action or proceeding; provided, Pfizer shall not make any admission regarding the invalidity or unenforceability of any aspect of the Immusol Patent Rights or Joint Patent Rights without the prior written consent of Immusol. If the parties agree that Immusol should institute or join any suit, action or proceeding pursuant to this Section, Pfizer may, at Pfizer's expense, join Immusol as a defendant if necessary or desirable, and Immusol shall execute all documents and take all other actions, including giving testimony, which may reasonably be required in connection with the prosecution of such suit, action or proceeding.

         4.3 Hold Harmless. Immusol agrees to defend, protect, indemnify and hold harmless Pfizer and any sublicensee of Pfizer, from and against any loss or expense arising from any proved claim (i.e., established in a final judgment by a court of competent jurisdiction, which judgment is unappealed or unappealable) of a third party that it has been granted rights by Immusol that Pfizer or any sublicensee of Pfizer in exercising their rights granted to Pfizer by Immusol pursuant to this Agreement, has infringed upon such rights granted to such third party by Immusol.

          4.4 Third Party Licenses. If the manufacture, use or sale by Pfizer of a Licensed Product in any country would, in the opinion of both Pfizer and Immusol, infringe the patent rights owned by a third party, Pfizer will attempt to obtain a license under such patent rights or other intellectual property and shall pay all costs, expenses and royalties




Certain confidential portions of this Exhibit were omitted by means of blackout of the text (the "Mark"). This Exhibit has been filed separately with the Secretary of the Commission without the Mark pursuant to the Company's Application Requesting Confidential Treatment under Rule 406 under the Securities Act.

                                                             * CONFIDENTIAL *
                                                            TREATMENT REQUESTED

due with respect to the acquisition and maintenance of rights under any such third party license.

5.       Representation and Warranty.

         5.1 Immusol represents and warrants to Pfizer that it has the right to grant the License granted pursuant to this Agreement, and that the License so granted does not conflict with or violate the terms of any agreement between Immusol and any third party.

         5.2 Immusol represents and warrants to Pfizer that the royalties to be paid by Pfizer to the Regents of the University of California pursuant to
Section 3 are the sole royalties owed by Immusol as of the Effective Date to any third party with respect to Immusol Technology or Immusol Patent Rights.

6.       Treatment of Confidential Information.

          6.1    Confidentiality.

                 6.1.1 Pfizer and Immusol each recognize that the other's Confidential Information constitutes highly valuable, confidential information. Subject to Pfizer's rights and obligations pursuant to this Agreement, Pfizer and Immusol each agree that during the term of the Research Agreement and for *____________* thereafter, it will keep confidential, and will cause its Affiliates to keep confidential, all Immusol Confidential Information or Pfizer Confidential Information, as the case may be, that is disclosed to it or to any of its Affiliates pursuant to this Agreement.

                 6.1.2 Pfizer and Immusol each agree that any disclosure of the other's Confidential Information to any officer, employee or agent of the other party or of any of its Affiliates shall be made only if and to the extent necessary to carry out its rights and obligations under this Agreement and shall be limited to the maximum extent possible consistent with such responsibilities. Subject to Pfizer's rights and obligations pursuant to this Agreement, Pfizer and Immusol each agree not to disclose the other's Confidential Information to any third parties under any circumstance without written permission from the other party except to the extent necessary to exercise its rights pursuant to this Agreement or to comply with applicable law. Each party shall take such action, and shall cause its Affiliates to take such action, to preserve the confidentiality of each other's Confidential Information as it would customarily take to preserve the confidentiality of its own Confidential Information. Each party will return all the Confidential Information disclosed to the other party pursuant to this Agreement, including all copies of documents, within sixty (60) days of the request upon the termination of this Agreement except for one (1) copy which may be kept for archival purposes.




Certain confidential portions of this Exhibit were omitted by means of blackout of the text (the "Mark"). This Exhibit has been filed separately with the Secretary of the Commission without the Mark pursuant to the Company's Application Requesting Confidential Treatment under Rule 406 under the Securities Act.

          6.2 Publicity. Except as required by law, neither party may disclose the terms of this Agreement nor the research described in it without the written consent of the other party, which consent shall not be unreasonably withheld; provided, however, that, upon execution of this Agreement, the parties will issue a press release with respect to its contents; and, further provided, that copies of this Agreement will be forwarded in confidence to the University of California; and, further provided, that copies of this Agreement may be disclosed in confidence by Immusol to prospective investors, banks and other sources of financing.


7.       Provisions Concerning the Filing, Prosecution and Maintenance of
         Patent Rights.

         The following provisions relate to the filing, prosecution and maintenance of Patent Rights during the term of this Agreement:

         7.1 Filing, Prosecution and Maintenance by Immusol. With respect to Immusol and Joint Patent Rights, subject to the terms of the UC License, Immusol shall have the exclusive right and obligation:

                 (a) to file applications for letters patent on any patentable invention included in Patent Rights; provided, however, that Immusol shall consult with Pfizer regarding countries in which such patent applications should be filed and shall file patent applications in those countries where Pfizer requests that Immusol file such applications; and, further provided, that Immusol, at its option and expense, may file in countries where Pfizer does not request that Immusol file such applications;

                 (b) to prosecute all pending and new patent applications included within Patent Rights;

                 (c) to respond to oppositions, nullity actions, re-examinations, revocation actions and similar proceedings filed by third parties against the grant of letters patent for such applications; and

                 (d) to maintain in force any letters patent included in Patent Rights by duly filing all necessary papers and paying any fees required by the patent laws of the particular country in which such letters patent were granted.

         Immusol shall notify Pfizer in a timely manner of any decision to abandon a pending patent application or an issued patent included in Patent Rights. Thereafter, Pfizer shall

                                                             * CONFIDENTIAL *
                                                            TREATMENT REQUESTED

have the option, at its expense, of continuing to prosecute any such pending patent application or of keeping the issued patent in force.

                 7.1.1 Copies of Documents. With the prior consent of the University of California with respect to Patent Rights subject to the terms of the UC License, Immusol shall provide to Pfizer copies of all patent applications that are part of Patent Rights prior to filing, for the purpose of obtaining substantive comment of Pfizer patent counsel and inclusion of reasonable claims suggested by such counsel. Immusol shall also provide to Pfizer copies of all documents relating to prosecution of all such patent applications in a timely manner and shall provide to Pfizer every *__________* a report detailing their status. Pfizer shall provide to Immusol every *____________* a report detailing the status of all patent applications that are a part of Patent Rights in which Pfizer employees or consultants alone are named as inventors.

                 7.1.2 Reimbursement of Costs for Filing, Prosecuting and Maintaining Patent Rights. Within thirty (30) days of receipt of invoices from Immusol, Pfizer shall reimburse Immusol for all the costs of filing, prosecuting, responding to opposition and maintaining patent applications and patents in countries where Pfizer requests that patent applications be filed, prosecuted and maintained. Such reimbursement shall be in addition to Funding Payments. However, Pfizer may, upon sixty (60) days notice, request that Immusol discontinue filing or prosecution of patent applications in any country and discontinue reimbursing Immusol for the costs of filing, prosecuting, responding to opposition or maintaining such patent application or patent in any country. If Pfizer requests Immusol to discontinue filing in any of the key countries listed below and Immusol agrees, Pfizer's license with respect to such patent applications or patents shall terminate concurrently in any such country. The key countries are the members of NAFTA, the members of the European Union, Japan, Australia, China, Taiwan, Brazil, Argentina, Finland, Switzerland, Hungary, and Russia. Immusol shall pay all costs in those countries in which Pfizer does not request that Immusol file, prosecute or maintain patent applications and patents, but in which Immusol, at its option, elects to do so.

                 7.1.3 Pfizer Right to Prosecute. Pfizer shall have the right to file on behalf of and as an agent for Immusol all applications and take all actions necessary to obtain patent extensions pursuant to 35 USC
Section 156 and foreign counterparts for Patent Rights described in this
Section 6.1 licensed to Pfizer; provided, with respect to those Patent Rights described in Section 1.15(a) of the Research Agreement, Pfizer may only conduct such activities with the prior consent of the Regents of the University of California. Immusol agrees to sign, at Pfizer's expense, such further documents and take such further actions as may be requested by Pfizer in this regard.

         7.2 Filing, Prosecution and Maintenance by Pfizer. With respect to Pfizer Patent Rights, Pfizer shall have those rights and duties ascribed to Immusol in Section 7.1,




Certain confidential portions of this Exhibit were omitted by means of blackout of the text (the "Mark"). This Exhibit has been filed separately with the Secretary of the Commission without the Mark pursuant to the Company's Application Requesting Confidential Treatment under Rule 406 under the Securities Act.

                                                             * CONFIDENTIAL *
                                                            TREATMENT REQUESTED

provided, Immusol shall have no obligation to reimburse Pfizer for the payment of any expenses incurred in connection with the Pfizer Patent Rights.

         7.3 Disclaimer. Neither party may disclaim a claim within Patent Right without the consent of the other.


8.       Other Agreements.

         Concurrently with the execution of this Agreement, Immusol and Pfizer shall enter into the Research Agreement. This Agreement, the Research Agreement and the Confidentiality Agreements of July 20 and September 14, 1994 are the sole agreements with respect to the subject matter and supersede all other agreements and understanding between the parties with respect to same.
*____________________________*.

9.       Termination and Disengagement.

         9.1 Events of Termination. The following events shall constitute events of termination ("Events of Termination"):

                 (a) Any written representation or warranty by Immusol or Pfizer, or any of its officers, made under or in connection with this Agreement shall prove to have been incorrect in any material respect when made and concerning which the declaring party knew or should have known the correct version.

                 (b) Immusol or Pfizer shall fail in any material respect to perform or observe any term, covenant or understanding contained in this Agreement or in any of the other documents or instruments delivered pursuant to, or concurrently with, this Agreement, and any such failure shall remain unremedied for sixty (60) days after written notice to the failing party; provided, in the case of a failure to pay any amount due hereunder, any failure to pay such amount within twenty (20) business days after written notice to the failing party shall be an event of termination.

         9.2 Termination. Upon the occurrence of any Event of Termination, the party not responsible may, by thirty (30) days notice to the other party, terminate this Agreement.




Certain confidential portions of this Exhibit were omitted by means of blackout of the text (the "Mark"). This Exhibit has been filed separately with the Secretary of the Commission without the Mark pursuant to the Company's Application Requesting Confidential Treatment under Rule 406 under the Securities Act.

         9.3 Termination of this Agreement by either party, with or without cause, will not terminate the licenses granted pursuant to Section 5.2(b) of the Research Agreement.

         9.4 Pfizer shall have the right at any time to terminate this Agreement in whole or as to any portion of Immusol Patent Rights or Joint Patent Rights upon ninety (90) days notice.

         9.5 Termination of this Agreement for any reason shall be without prejudice to:

                 (a) the rights and obligations of the parties provided in Sections 3, 6, 7 with respect to Joint Patent Rights, 10, 12 and 13;

                 (b) Immusol's right to receive all royalty payments and other payments accrued hereunder; or

                 (c) any other remedies which either party may otherwise have.


10.      Indemnification.

         Pfizer will indemnify, defend and hold Immusol and its Affiliates and their respective directors, officers, employees and agents (the "Immusol Indemnitees") harmless from and against any damages, liabilities, settlements, costs, legal fees and other expenses incurred in connection with any claim against the Immusol Indemnitees based on any action or omission of Pfizer or its sublicensee and their respective agents or employees related to manufacture, use, sale or other distribution of Licensed Products or other exercise of the rights granted Pfizer under this Agreement including, without limitation, any product liability claims; provided, however, that the foregoing shall not apply (i) if the claim is found in a final judgment to be based upon the negligence, recklessness or willful misconduct of Immusol, Indemnitees or
(ii) if Immusol Indemnitees fail to give Pfizer prompt notice of any claim it receives within fifteen (15) days of such receipt and such failure materially prejudices Pfizer with respect to any claim or action to which Pfizer's obligation pursuant to this Section applies. Pfizer, in its sole discretion, shall choose legal counsel, shall control the defense of such claim or action, and shall have the right to settle same on such terms and conditions it deems advisable; provided, however, that an Immusol Indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by Pfizer, if representation of such Immusol Indemnitee by the counsel retained by Pfizer would be inappropriate due to actual or potential differing interests between Pfizer and any other party represented by such counsel in such proceeding.

11.      Notices.

         All notices shall be in writing mailed via certified mail, return receipt requested, courier, or facsimile transmission addressed as follows, or to such other address as may be designated from time to time:

If to Pfizer:             To Pfizer at its address as set forth at the
                          beginning of this Agreement
                          Attention:  President, Central Research
                          with copy to:  Office of the General Counsel

If to Immusol:            Immusol at its address as set forth at the beginning
                          of this Agreement
                          Attention:  Chief Executive Officer

Notices shall be deemed given as of the date received.


12.      Governing Law.

         This Agreement shall be governed by and construed in accordance with the laws of the State of New York.


13.      Miscellaneous.

         13.1 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their respective legal representatives, successors and permitted assigns.

         13.2 Headings. Paragraph headings are inserted for convenience of reference only and do not form a part of this Agreement.

         13.3 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original.

         13.4 Amendment; Waiver. This Agreement may be amended, modified, superseded or canceled, and any of the terms may be waived, only by a written instrument executed by each party or, in the case of waiver, by the party or parties waiving compliance. The delay or failure of any party at any time or times to require performance of any provisions shall in no manner affect the rights at a later time to enforce the same. No waiver by any party of any condition or of the breach of any term contained in this Agreement, whether by conduct, or otherwise, in any one or more instances, shall be deemed to be, or considered as, a further or continuing waiver of any such condition or of the breach of such term or any other term of this Agreement.

         13.5 No Third Party Beneficiaries. Except for the Regents of the University of California, no third party including any employee of any party to this Agreement, shall be a third party beneficiary of this Agreement or have or acquire any rights by reason of this Agreement. Nothing contained in this Agreement shall be deemed to constitute the parties partners with each other or any third party.

         13.6 Assignment and Successors. This Agreement may not be assigned by either party, except that each party may assign this Agreement and the rights and interests of such party, in whole or in part, to any of its Affiliates, any purchaser of all or substantially all of its assets or to any successor corporation resulting from any merger or consolidation of such party with or into such corporations.

         13.7 Force Majeure. Neither Pfizer nor Immusol shall be liable for failure of or delay in performing obligations set forth in this Agreement, and neither shall be deemed in breach of its obligations, if such failure or delay is due to natural disasters or any causes reasonably beyond the control of Pfizer or Immusol.

         13.8 Severability. If any provision of this Agreement is or becomes invalid or is ruled invalid by any court of competent jurisdiction or is deemed unenforceable, it is the intention of the parties that the remainder of the Agreement shall not be affected.

         13.9 Disclaimer of Warranties. IMMUSOL AND PFIZER MAKE NO REPRESENTATIONS AND EXTEND NO WARRANTIES OR CONDITIONS OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF
MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR VALIDITY OF THE IMMUSOL TECHNOLOGY, PFIZER TECHNOLOGY AND JOINT TECHNOLOGY, PATENTED OR UNPATENTED, INCLUDING, WITHOUT LIMITATION, THE PATENT RIGHTS OR WARRANTIES OF
NON-INFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.

         13.10 Patent Marking. Pfizer agrees to mark and have its sublicensees mark all Products they sell or distribute pursuant to this Agreement in accordance with the applicable statute or regulations in the country or countries of their manufacture and sale.

         13.11 No Implied Licenses. No rights or licenses with respect to the Immusol Technology, Pfizer Technology and Joint Technology, including without limitation the Patent Rights, are granted or deemed granted hereunder or in connection herewith, other than those rights and licenses expressly granted in this Agreement.

         13.12 Compliance with Law. In exercising their rights under this Agreement, the parties shall fully comply with the requirements of any and all applicable laws, regulations, rules and orders of any governmental body having jurisdiction over the exercise of rights under this Agreement.

         13.13 Compliance by Pfizer with Immusol's Obligations Pursuant to the Agreement between Immusol and the University of California of December 7, 1993. During the term of this Agreement and the Research Agreement, Pfizer agrees to perform in all respects Immusol's obligations due the Regents of the University of California pursuant to the following provisions of the UC License Agreement with respect to the subject matter of this Agreement: Articles 6, 7, 13, 15, 17, 18, 25, 26 and 27. At Pfizer's request, Immusol shall provide any reasonable assistance in assuring such compliance.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.



PFIZER INC                                   IMMUSOL INCORPORATED


By:   /s/ [illegible]                        By:   /s/ TSVI GOLDENBERG
    ---------------------------------           -------------------------------

Title:                                       Title:  Chairman & CEO
       ------------------------------              ----------------------------

Date:                                        Date:
      -------------------------------             -----------------------------

cc: Pfizer Inc, Legal Division, Groton, CT 06340

                                                             * CONFIDENTIAL *
                                                            TREATMENT REQUESTED



                                   EXHIBIT 1




                                       *




                                       *




                                       *



Certain confidential portions of this Exhibit were omitted by means of blackout of the text (the "Mark"). This Exhibit has been filed separately with the Secretary of the Commission without the Mark pursuant to the Company's Application Requesting Confidential Treatment under Rule 406 under the Securities Act.

                                                             * CONFIDENTIAL *
                                                            TREATMENT REQUESTED




                                   EXHIBIT 2



                                       *



                                       *



                                       *




Certain confidential portions of this Exhibit were omitted by means of blackout of the text (the "Mark"). This Exhibit has been filed separately with the Secretary of the Commission without the Mark pursuant to the Company's Application Requesting Confidential Treatment under Rule 406 under the Securities Act.